UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2005

TTM TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	0-31285	91-1033443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2630 South Harbor Boulevard, Santa Ana, CA  92704

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (714) 327-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

On June 8, 2005, the Compensation Committee of the Board of Directors of TTM Technologies, Inc. (the “Company”) approved accelerating the vesting of approximately 986,100 unvested, “out-of-the-money” stock options awarded to employees, officers and non-employee directors with an exercise price greater than $10.00.  The accelerated options have exercise prices ranging from $10.15 to $16.00.  The closing price of the Company’s common stock on June 8, 2005 was $8.48 per share.

The Company accelerated these options in advance of the effective date of, and in anticipation of the earnings effect of, Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” (“SFAS 123R”). The Company expects the accelerated vesting of these options will enable it to avoid recognizing future compensation cost associated with the accelerated stock options upon the adoption of SFAS 123R.  The Company expects the acceleration to reduce the stock option cost it would otherwise be required to record beginning in 2006 by approximately $7.0 million, on a pre-tax basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2005	TTM TECHNOLOGIES, INC.

	By:	/s/ Stacey M. Peterson
Stacey M. Peterson
Chief Financial Officer